Exhibit 4.2

RISK RETENTION AGREEMENT, dated as of August 12, 2026 (this “Agreement”), by and among SYNCHRONY BANK, a federal savings association organized under the laws of the United States (“Synchrony Bank”), SYNCHRONY CARD FUNDING, LLC, a Delaware limited liability company (“Synchrony Card Funding”), and SYNCHRONY CARD ISSUANCE TRUST, a Delaware statutory trust (the “Issuer”).

W I T N E S S E T H:

WHEREAS, Synchrony Bank and Synchrony Card Funding have entered into an Amended and Restated Receivables Sale Agreement, dated as of May 1, 2018 (the “Receivables Sale Agreement”), pursuant to which Synchrony Bank sells Receivables arising under certain Accounts to Synchrony Card Funding;

WHEREAS, Synchrony Card Funding and the Issuer have entered into an Amended and Restated Transfer Agreement, dated as of May 1, 2018 (as amended, restated, supplemented or otherwise modified, the “Transfer Agreement”), pursuant to which Synchrony Card Funding conveyed to the Issuer all of its right, title and interest in and to the Receivables arising under certain Accounts;

WHEREAS, Synchrony Card Funding, Citibank, N.A., as the trustee (in such capacity, the “Trustee”) and Citicorp Trust Delaware, National Association, as the Delaware trustee, have entered into an Amended and Restated Trust Agreement, dated as of May 1, 2018 (as amended, restated, supplemented or otherwise modified, the “Trust Agreement”), pursuant to which the Issuer issued the Transferor Interest to Synchrony Card Funding;

WHEREAS, the Issuer and The Bank of New York Mellon (the “Indenture Trustee”) have entered into an Amended and Restated Master Indenture, dated as of May 1, 2018 (as amended, restated, supplemented or otherwise modified, the “Master Indenture”), a SynchronySeries Indenture Supplement, dated as of September 26, 2018, (as amended, restated, supplemented or otherwise modified, the “Indenture Supplement”), and Supplement No. 1 to Amended and Restated Master Indenture, dated as of May 20, 2024 (“Supplement No. 1” and, together with the Master Indenture and the Indenture Supplement, the “Indenture”), pursuant to which the Issuer has issued and may from time to time issue the SynchronySeries Notes; and

WHEREAS, Synchrony Card Funding intends to cause the Issuer to issue the Class A(2026-2) Notes pursuant to the Indenture and the Class A(2026-2) Terms Document, dated as of August 12, 2026 (the “Terms Document”), between the Issuer and the Indenture Trustee.

NOW, THEREFORE, it is hereby agreed by and among Synchrony Bank, Synchrony Card Funding and the Issuer as follows:

1.             DEFINITIONS. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Terms Document and, if not defined therein, in the Indenture. The following capitalized terms shall have the following meanings:

“Applicable Investor” means each holder of a beneficial interest in any Class A(2026-2) Note that is (i) an “institutional investor” as defined in the EU Securitization Regulation and to which the EU Securitization Regulation applies or (ii) an “institutional investor” as defined in the UK Securitization Framework and to which the UK Securitization Framework applies.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations, as amended.

“EU Securitization Rules” means the EU Securitization Regulation, together with all regulatory and/or implementing technical standards in relation thereto and any relevant guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or, in either case, any predecessor or any other applicable regulatory authority) or by the European Commission.

“FCA” means the UK's Financial Conduct Authority.

“FSMA” means the UK's Financial Services and Markets Act 2000.

“SECN” means the securitisation sourcebook of the the handbook of rules and guidance adopted by the FCA.

“PRA” means the Prudential Regulation Authority of the Bank of England.

“PRASR” means the securitisation part of the rulebook of published policy of the PRA.

“SR 2024” means the UK's Securitisation Regulations 2024 (SI 2024/102).

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Securitization Framework” means SR 2024, SECN, PRASR, and the relevant provisions of FSMA, in each case as further amended, supplemented or replaced.

“UK Securitization Rules” means the UK Securitization Framework, together with (a) all relevant guidance, policy statements and directions relating to the application of the UK Securitization Framework published by the FCA and/or the PRA and/or the Pensions Regulator (or their successors), (b) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, and (c) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Framework, in each case as amended, supplemented or replaced from time to time.

2.             REPRESENTATIONS. Synchrony Bank represents and warrants to the Issuer and the Indenture Trustee (solely for the benefit of the Applicable Investors) that as of the date hereof:

(a)             Synchrony Bank has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(b)             The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, and do not violate any provision of any law or regulation of any Governmental Authority, or contractual or other restrictions binding on Synchrony Bank, except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(c)             This Agreement is the valid, binding and enforceable obligation of Synchrony Bank, except as the same may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity).

3.             COVENANTS. With reference to the EU Securitization Rules and the UK Securitization Rules, in each case as in effect and applicable on the date hereof, Synchrony Bank hereby confirms, represents and warrants to and agrees with, and irrevocably and unconditionally undertakes to the Issuer and the Indenture Trustee, solely for the benefit of each Applicable Investor, on an ongoing basis, that:

(a)             Synchrony Bank, as an “originator” for the purposes of the EU Securitization Rules and the UK Securitization Rules, will retain upon issuance of the Notes, continually and on an ongoing basis for so long as the Notes remain outstanding, a material net economic interest in the securitization transaction described in the Offering Memorandum (the “Retained Interest”) that is not less than 5% of the nominal value of the securitized exposures, in a form that is intended to qualify as an originator’s interest as provided in (i) option (b) of Article 6(3) of the EU Securitization Regulation, (ii) paragraph (1)(b) of SECN 5.2.8R and (iii) paragraph (b) of Article 6(3) of Chapter 2 of the PRASR, in each case, as in effect and applicable on the closing date, by holding all the membership interests in Synchrony Card Funding, which in turn holds all or part of the Transferor Interest (the “Retained Interest”);

(b)             Synchrony Bank will not (and will not permit Synchrony Card Funding or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, or sell, transfer or otherwise surrender all of part of the rights, benefits or obligations arising from the Retained Interest, except, to the extent permitted in accordance with the EU Securitization Rules and the UK Securitization Rules;

(c)             Synchrony Bank will not change the manner or form in which it retains its Retained Interest while any of the Class A(2026-2) Notes are outstanding, except as permitted by the EU Securitization Rules and the UK Securitization Rules; and

(d)             Synchrony Bank will provide ongoing confirmation of Synchrony Bank’s continued compliance with its obligations described in (a), (b) and (c) above in or concurrently with the delivery of each Monthly Noteholders’ Statement.

4.             AGREEMENTS OF SYNCHRONY CARD FUNDING. Synchrony Card Funding hereby acknowledges the terms and conditions of this Agreement and, further, covenants that it will not subject the Retained Interest to any credit risk mitigation or other hedge, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, other than as directed by Synchrony Bank and as permitted in accordance with the terms of this Agreement.

5.             LIMITATION OF LIABILITY.

(a)             It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Issuer, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Citibank, N.A. has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer or any other party in this Agreement, and (v) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

(b)             Notwithstanding anything to the contrary contained herein or in any other document or agreement relating to the Class A(2026-2) Notes, in no event shall Synchrony Bank or Synchrony Card Funding be liable to the Indenture Trustee, the Issuer, the Trustee, any Applicable Investor or any other Noteholder, or responsible for, losses in respect of the Class A(2026-2) Notes or any interest therein, including, without limitation any loss of value of any Class A(2026-2) Notes or any interest therein, due to the failure of the Retained Interest and compliance by Synchrony Bank and Synchrony Card Funding with the terms of this Agreement to satisfy the EU Securitization Rules, the UK Securitization Rules or other similar or equivalent provisions now or hereafter in effect.

(c)             Without limiting Section 5(b) of this Agreement, except as specifically provided in Sections 3 and 4 of this Agreement, neither Synchrony Bank nor Synchrony Card Funding undertakes, or intends, to take or refrain from taking any action with regard to the Class A(2026-2) Notes in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules, or to take any action for purposes of, or in connection with, compliance by any Applicable Investor or other person with any applicable EU Securitization Rules or UK Securitization Rules. In particular, neither of them makes any undertaking in this Agreement or otherwise with respect to the transparency requirements in Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 of the PRASR.

6.             MISCELLANEOUS.

(a)             THIS  AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)             EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THE INDENTURE OR TO ANY MATTER ARISING OUT OF OR RELATING TO THE INDENTURE; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 6(d) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)             BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If to Synchrony Bank:

777 Long Ridge Road

Stamford, Connecticut 06902

Attention: Eric Duenwald – Treasurer

If to Synchrony Card Funding:

777 Long Ridge Road

Stamford, Connecticut 06902

Attention:  Eric Duenwald – President

If to the Issuer:

388 Greenwich Street

New York, New York 10013

Attn:  Synchrony Card Issuance Trust

(d)             Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced.

(e)             Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

(f)             This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

(g)             The Issuer is a party to this Agreement solely for the purposes of obtaining the benefit of the representations, warranties and covenants contained therein and under no circumstances shall it be deemed to have undertaken any obligations thereunder or by virtue of its entry into this Agreement.

(h)             The Indenture Trustee is a third party beneficiary of this Agreement solely for the purpose of obtaining the benefit of the representations, warranties and covenants contained herein and under no circumstances shall it be deemed to have undertaken any obligations hereunder. For the avoidance of doubt, in no event shall the Indenture Trustee have any responsibility to monitor compliance with or be charged with knowledge of the EU Securitization Rules or the UK Securitization Rules, nor shall it be liable to any Applicable Investor, Noteholder or any party whatsoever for any violation of such EU Securitization Rules or such UK Securitization Rules or such similar provisions now or hereafter in effect or for any breach of any term of this Agreement.

Synchrony Bank, Synchrony Card Funding and the Issuer have caused this Agreement to be duly executed by their respective officers as of the date first above written.

SYNCHRONY BANK

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	Senior Vice President and Treasurer

SYNCHRONY CARD FUNDING, LLC

By:	/s/ Christopher Coffey
Name:	Christopher Coffey
Title:	Vice President

SYNCHRONY CARD ISSUANCE TRUST

By:	Citibank, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ Azeneth Olvera-Bravo
Name:	Azeneth Olvera-Bravo
Title:	Senior Trust Officer

Synchrony Card Issuance Trust

SynchronySeries Class A(2026-2) Risk Retention Agreement